For Immediate Release
For more information, please contact:

Jill Sutphin	Jan Hollar
AVP/Corporate Communications Manager	EVP/Chief Financial Officer
jill.sutphin@yadkinvalleybank.com	jan.hollar@yadkinvalleybank.com
704.768.1141	704.768.1161

YADKIN VALLEY FINANCIAL CORPORATION HOLDS
SPECIAL MEETING OF SHAREHOLDERS
All Four Proposals Approved

ELKIN, NC, December 21, 2012-Yadkin Valley Financial Corporation (NASDAQ: YAVY) held a Special Meeting of Shareholders on Thursday, December 20, 2012 at 10:00am at the Statesville Civic Center in Statesville, North Carolina. Of the 20,003,675 shares of the Company's Common Stock outstanding and entitled to vote at our Special Meeting of shareholders, 13,289,421 (66.43%) were voted in person or by proxy.

During his remarks at the meeting, President and CEO Joe Towell said, “These votes represent very positive events for our Company. We have hit several key milestones in 2012 due to the hard work and dedication of our Board, management, and employees. Our ultimate goal is to improve shareholder value, and we believe these events are key steps to reaching that goal. We are poised to deliver our best possible performance to our shareholders and our customers in 2013."

There were four proposals approved by shareholders at the meeting. The first approved a new class of company stock, Non-Voting Common Stock, and authorized a number of shares in this class. The second approved the issuance of Voting Common Stock resulting from the conversion of the Series A Preferred Stock issued on October 23, 2012 and the exchange of the Series T and Series T-ACB Preferred Stock previously held under TARP as well as the issuance of Non-Voting Common Stock resulting from the conversion of Series T and Series T-ACB Preferred Stock previously held under TARP. On December 26, 2012, the Series A Preferred Stock sold to certain accredited investors and directors and officers of the Company during the Company's capital raise in October 2012 will convert to common stock.

The third proposal approved an increase in the number of available shares of Voting Common Stock from 50,000,000 to 100,000,000. The final proposal was a standard proposal for Special Meetings which grants the chairperson the authority to adjourn or postpone if necessary.

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About the Yadkin Valley Financial Family
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full-service community bank providing services in 34 branches throughout its two regions in North Carolina and South Carolina. The Western Region serves Avery, Watauga, Ashe, Surry, Wilkes, Yadkin, and Iredell Counties. The Southern Region serves Durham, Orange, Granville, Mecklenburg, and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage-lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greensboro, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation's website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

Forward-Looking Statements
Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning Yadkin Valley or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.